Exhibit 99.1

  NEWS RELEASE

Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS THIRD QUARTER RESULTS

Melville, New York, Thursday, January 7, 2016…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $34,323,000 for the 2016 fiscal year’s third quarter ended November 29, 2015 compared to net sales of $34,679,000 for last fiscal year’s third quarter ended November 30, 2014 and net sales of $37,947,000 for the 2016 fiscal year’s second quarter ended August 30, 2015. Park’s net sales for the nine months ended November 29, 2015 were $110,099,000 compared to net sales of $125,845,000 for the nine months ended November 30, 2014.

Park reported net earnings before special items of $4,209,000 for the current year’s third quarter compared to net earnings before special items of $2,433,000 for last year’s third quarter and net earnings before special items of $4,639,000 for the current year’s second quarter. In the current year’s third quarter, the Company recorded pre-tax restructuring charges of $158,000 related to the closure in fiscal year 2013 of the Company’s Nelco Technology (Zhuhai FTZ) Ltd. facility located in the Free Trade Zone in Zhuhai, China and the closure in fiscal year 2009 of its New England Laminates Co., Inc. facility located in Newburgh, New York. In last year’s third quarter, the Company recorded pre-tax restructuring charges of $496,000 in connection with cost reduction initiatives in the United States and $140,000 in connection with the aforementioned facility closures. In the current year’s second quarter, the Company recorded pre-tax restructuring charges of $91,000 in connection with the aforementioned facility closures. Accordingly, net earnings for the current year’s third quarter were $4,109,000 compared to $2,031,000 for last year’s third quarter and $4,569,000 for the current year’s second quarter.

For the nine-month period ended November 29, 2015, Park reported net earnings before special items of $13,715,000 compared to net earnings before special items of $16,027,000 for last fiscal year’s first nine-month period. The current year’s nine-month period included pre-tax restructuring charges of $373,000 related to the facility closures mentioned above. Last year’s nine-month period included pre-tax restructuring charges of $496,000 in connection with the cost reduction initiatives mentioned above and $490,000 related to the facility closures mentioned above. In addition, the Company recorded a pre-tax charge of $260,000 during the nine-month period ended November 30, 2014 for additional fees incurred in connection with the 2014 fiscal year-end audit. Accordingly, net earnings were $13,455,000 for the current year’s nine-month period compared to net earnings of $15,202,000 for last year’s nine-month period.

Park reported basic and diluted earnings per share before special items of $0.21 for the current year’s third quarter compared to basic and diluted earnings per share before special items of $0.12 for last year’s third quarter and basic and diluted earnings per share before special items of $0.23 for the current year’s second quarter. Basic and diluted earnings per share were $0.20 for the current year’s third quarter compared to basic and diluted earnings per share of $0.10 for last year’s third quarter and basic and diluted earnings per share of $0.23 for the current year’s second quarter.

Park reported basic and diluted earnings per share before special items of $0.67 for the current year’s first nine months compared to basic and diluted earnings per share before special items of $0.77 and $0.76, respectively, for last year’s nine-month period. Basic and diluted earnings per share were $0.66 for the current year’s first nine months compared to basic and diluted earnings per share of $0.73 and $0.72, respectively, for last year’s nine-month period.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 11267339.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EST today through 11:59 p.m. EST on Wednesday, January 13, 2016. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 11267339 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring and audit fee charges. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies and low-volume tooling for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			39 Weeks Ended
	11/29/15	11/30/14	8/30/15	11/29/15	11/30/14
Sales	$34,323	$34,679	$37,947	$110,099	$125,845

Net Earnings before Special Items[1]	$4,209	$2,433	$4,639	$13,715	$16,027
Special Items, net of Tax:
Restructuring Charges	(100)	(402)	(70)	(260)	(666)
Audit Fees	-	-	-	-	(159)
Net Earnings	$4,109	$2,031	$4,569	$13,455	$15,202

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.21	$0.12	$0.23	$0.67	$0.77
Special Items:
Restructuring Charges	(0.01)	(0.02)	-	(0.01)	(0.03)
Audit Fees	-	-	-	-	(0.01)
Basic Earnings per Share	$0.20	$0.10	$0.23	$0.66	$0.73

Diluted Earnings before Special Items[1]	$0.21	$0.12	$0.23	$0.67	$0.76
Special Items:
Restructuring Charges	(0.01)	(0.02)	-	(0.01)	(0.03)
Audit Fees	-	-	-	-	(0.01)
Diluted Earnings per Share	$0.20	$0.10	$0.23	$0.66	$0.72

Weighted Average Shares Outstanding:
Basic	20,253	20,947	20,337	20,379	20,917
Diluted	20,253	20,989	20,340	20,386	21,002

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	11/29/2015	3/1/2015
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$229,643	$272,133
Accounts Receivable, Net	20,093	21,431
Inventories	12,641	14,439
Prepaid Expenses and Other Current Assets	5,177	5,256
Total Current Assets	267,554	313,259

Fixed Assets, Net	22,257	26,537
Restricted Cash	25,000	-
Other Assets	11,113	10,886
Total Assets	$325,924	$350,682

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$13,750	$10,000
Accounts Payable	5,598	6,882
Accrued Liabilities	4,884	4,767
Income Taxes Payable	2,316	4,141
Current Deferred Income Taxes	362	3,934
Total Current Liabilities	26,910	29,724

Long-Term Debt	72,750	84,000
Deferred Income Taxes	47,053	54,155
Other Liabilities	1,095	1,204
Total Liabilities	147,808	169,083

Shareholders’ Equity	178,116	181,599

Total Liabilities and Shareholders' Equity	$325,924	$350,682

Additional information
Equity per Share	$8.79	$8.69
Total Cash, Restricted Cash and Marketable Securities	$254,643	$272,133

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			39 Weeks Ended

	November 29, 2015	November 30, 2014	August 30, 2015	November 29, 2015	November 30, 2014

Net Sales	$34,323	$34,679	$37,947	$110,099	$125,845

Cost of Sales	24,026	26,081	27,586	78,074	88,147
% of net sales	70.0%	75.2%	72.7%	70.9%	70.0%

Gross Profit	10,297	8,598	10,361	32,025	37,698
% of net sales	30.0%	24.8%	27.3%	29.1%	30.0%

Selling, General & Administrative Expenses	5,264	5,754	5,009	16,074	18,602
% of net sales	15.3%	16.6%	13.2%	14.6%	14.8%

Restructuring Charge	158	636	91	373	986
% of net sales	0.5%	1.8%	0.2%	0.3%	0.8%

Earnings from Operations	4,875	2,208	5,261	15,578	18,110
% of net sales	14.2%	6.4%	13.9%	14.1%	14.4%

Interest:
Interest Income	227	222	317	809	595
% of net sales	0.7%	0.6%	0.8%	0.7%	0.5%

Interest Expense	355	361	356	1,080	1,074
% of net sales	1.0%	1.0%	0.9%	1.0%	0.9%

Net Interest Expense	(128)	(139)	(39)	(271)	(479)
% of net sales	-0.4%	-0.4%	-0.1%	-0.2%	-0.4%

Earnings before Income Taxes	4,747	2,069	5,222	15,307	17,631
% of net sales	13.8%	6.0%	13.8%	13.9%	14.0%

Income Tax Provision	638	38	653	1,852	2,429
Effective Tax Rate	13.4%	1.8%	12.5%	12.1%	13.8%

Net Earnings	$4,109	$2,031	$4,569	$13,455	$15,202
% of net sales	12.0%	5.9%	12.0%	12.2%	12.1%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended November 29, 2015			13 Weeks Ended November 30, 2014			13 Weeks Ended August 30, 2015
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Selling, General & Administrative Expenses	5,264	-	5,264	5,754	-	5,754	5,009	-	5,009
% of net sales	15.3%		15.3%	16.6%		16.6%	13.2%		13.2%

Restructuring Charge	158	(158)	-	636	(636)	-	91	(91)	-
% of net sales	0.5%		0.0%	1.8%		0.0%	0.2%		0.0%

Earnings from Operations	4,875	158	5,033	2,208	636	2,844	5,261	91	5,352
% of net sales	14.2%		14.7%	6.4%		8.2%	13.9%		14.1%

Earnings before Income Taxes	4,747	158	4,905	2,069	636	2,705	5,222	91	5,313
% of net sales	13.8%		14.3%	6.0%		7.8%	13.8%		14.0%

Income Tax Provision	638	58	696	38	234	272	653	21	674
Effective Tax Rate	13.4%		14.2%	1.8%		10.1%	12.5%		12.7%

Net Earnings	4,109	100	4,209	2,031	402	2,433	4,569	70	4,639
% of net sales	12.0%		12.3%	5.9%		7.0%	12.0%		12.2%

	39 Weeks Ended November 29, 2015			39 Weeks Ended November 30, 2014
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	16,074	-	16,074	18,602	(260)	18,342
% of net sales	14.6%		14.6%	14.8%		14.6%

Restructuring Charge	373	(373)	-	986	(986)	-
% of net sales	0.3%		0.0%	0.8%		0.0%

Earnings from Operations	15,578	373	15,951	18,110	1,246	19,356
% of net sales	14.1%		14.5%	14.4%		15.4%

Earnings before Income Taxes	15,307	373	15,680	17,631	1,246	18,877
% of net sales	13.9%		14.2%	14.0%		15.0%

Income Tax Provision	1,852	113	1,965	2,429	421	2,850
Effective Tax Rate	12.1%		12.5%	13.8%		15.1%

Net Earnings	13,455	260	13,715	15,202	825	16,027
% of net sales	12.2%		12.5%	12.1%		12.7%